Exhibit 10.27

FIRST AMENDMENT
TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
(As Amended and Restated January 1, 2002)

FIRST AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN (the “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the Plan was restated effective January 1, 2002, and

WHEREAS, the Corporation desires to amend the Plan to modify certain provisions as a result of the issuance of proposed regulations issued pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, and

WHEREAS, the appropriate officer of the Corporation has been duly authorized to execute this amendment,

NOW THEREFORE the Plan is amended effective January 1, 2005, as follows:

1. Plan Sections 2.16 and 2.17 are renumbered as Sections 2.17 and 2.18. Plan Sections 2.18 through 2.23 are renumbered Sections 2.20 through 2.25.

2. A new Section 2.16 is added to the Plan to read as follows:

2.16 Key Employee.  A Participant who, at the date of his or her separation from service with the Corporation, is a “specified employee” within the meaning of Code section 409A(a)(2)(B)(i). The Corporation will determine the status of a Participant as a Key Employee on a yearly basis in accordance with Proposed Treasury Regulation §1.409A-1(i) and any successor or other applicable guidance or regulation under Code section 409A.

3. A new Section 2.19 is added to the Plan to read as follows:

2.19. Pre-2005 Deferrals.  Deferred Compensation that would have been payable before 2005 but for deferral under this Plan and which was not subject to a substantial risk of forfeiture in 2005 or thereafter. Pre-2005 Deferrals, including Interest thereon, are deferred amounts that are deemed to be grandfathered for purposes of Code section 409A.

4. A new Section 2.26 is added to the Plan as follows:

2.26. 2005 and Later Deferrals.  Deferred Compensation other than Pre-2005 Deferrals.

5. Plan Section 3.5 is amended to read as follows:

3.5. Revocation.  Except as provided in Section 5.1(d), (a) a Bonus Deferral Election, once made, may not be revoked; (b) a Salary Deferral Election, once made, may not be revoked, except, in or before 2005, an election pertaining to salary not yet earned for the remainder of the Plan Year in question may be revoked, upon at least thirty (30) days prior written notice; and (c) a Stock Units Deferral Election, once made, may not be revoked. The foregoing notwithstanding, during 2005, any election that would result in a 2005 and Later Deferral then in effect may be revoked in reliance on, and such revocation is authorized to the fullest extent permitted by, IRS Notice 2005-1, Q/A 20.

6. The second sentence of Section 3.6(a) is deleted.

7. A new Plan subsection 5.3(d) is added as follows:

(d) Special Rules for Compliance with Code Section 409A.

(1) Delayed Payment of 2005 and Later Deferrals to Key Employees.  In the case of any distribution of 2005 and Later Deferrals upon a separation from service of a Participant who, at the date of such separation from service for a reason other than death or disability (as defined in Code §409A), is a Key Employee, if any distribution (including an initial installment) would be payable under this Section 5 at a date that is less than six months after the date of such separation from service, such distribution shall instead be paid at the date six months after the separation from service. Any calculation of the amount of the distribution (or installment) or interest thereon shall be calculated as of the day immediately preceding the date of such delayed distribution.

(2) Authorization for Non-Delayed Payments to Key Employees in 2005.  Section 5.3(d)(1) notwithstanding, any distribution of 2005 and Later Deferrals to a Key Employee in 2005 that would be subject to Section 5.3(d)(1) shall be made at the date otherwise provided under the Plan (i.e., without the six-month delay specified by Section 5.3(d)(1)) in reliance on, and authorized to the fullest extent permitted by, IRS Notice 2005-1.

(3) Certain Elections Permitted in 2005 and 2006.  Any election as to the time of distribution that may be made by a Participant with respect to Pre-

2005 Deferrals (including the election permitted under Section 5.1(c)(1)) may also be made by a Participant in 2005 and 2006 with respect to 2005 and Later Deferrals in accordance with IRS Notice 2005-1, Q/A 19(c) and 20, and Proposed Treasury Regulation §1.409A, Preamble Section XI.C, including an election that results in a distribution in 2005, except that no such election may be made in 2006 with respect to any 2005 and Later Deferrals (or portions thereof) that otherwise would be distributable in 2006, and the Administrator shall have no authority to disapprove an election that would otherwise meet the requirements of the Plan (excluding any limitation on such election for 2005 and Later Deferrals).

(4) General Rules for Compliance with 409A.  It is intended that the terms of this Plan and deferrals hereunder meet applicable requirements of Code section 409A so that a Participant is not taxed under Code section 409A with respect to Deferred Compensation under this Plan and is not taxed otherwise with respect to Deferred Compensation under this Plan until such time as benefits are distributed to the Participant in accordance with the Plan’s terms. For this purpose, the following terms apply:

(i) The Plan will be administered in compliance with Code section 409A and any applicable Treasury or IRS guidance.

(ii) Pre-2005 Deferrals and associated Interest are intended to be “grandfathered” under Code section 409A, and Pre-2005 Deferrals will be subject to the rules in effect on October 3, 2004, unless expressly provided otherwise. No amendment or change to the Plan or other change, after October 3, 2004, shall be effective with respect to any Pre-2005 Deferral if such change would constitute a “material modification” within the meaning of applicable guidance or regulations under Code section 409A.

(iii) 2005 and Later Deferrals are intended to meet the requirements for deferred compensation under Code section 409A. All elections permitted with respect to 2005 and Later Deferrals must comply with applicable requirements of Code section 409A. In particular, except as provided in paragraph Section 5.3(d) above, no distribution of 2005 and Later Deferrals will be made earlier than an event described in Code section 409A(a)(2)(A). If a distribution of 2005 and Later Deferrals occurs pursuant to a “separation from service” under Code section 409A(a)(2)(A)(i), and if, at the time of such separation from service the Participant is a “specified employee” under Code Section 409A(a)(2)(B)(i) and a delay in distribution is required in order that the Participant will not be subject to tax under Code section 409A, any distribution that otherwise would occur less than six months after such separation from service will instead occur six months after such separation from service (without affecting the timing of any subsequent distribution). The Corporation will have no authority to accelerate distributions of 2005 and Later Deferrals except as may be permitted under Code section 409A. Any other rights of a Participant or retained authority of the Corporation with respect to 2005 and Later Deferrals shall be automatically modified and limited to the extent necessary so that the Participant will not be deemed to be subject to taxation under Code section 409A, or otherwise subject to taxation prior to the distribution of the benefits under the Plan.

8. Section 7.2 is amended to read as follows:

7.2. Termination.  The Corporation may at any time terminate this Plan provided that:

(a) no such termination shall reduce amounts already credited to a Participant’s Account at such time; and

(b) termination of the Plan will not accelerate the time of distributions nor cease the accrual of interest prior to the applicable event under Section 5.1 hereof, unless the Corporation, by action of its Board, shall elect to accelerate all distributions at the time it elects to terminate this Plan, except accelerated distributions of 2005 and Later Deferrals are authorized but only to the extent permitted under the Proposed Treasury Regulations §1.409A-3(h)(2)(viii) and any successor or other applicable regulation or guidance.

IN WITNESS WHEREOF, the Corporation has caused this FIRST AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN to be executed by its duly authorized officer, this 28th day of December, 2005.

FEDERAL HOME LOAN
MORTGAGE CORPORATION

By:	/s/ Paul George
Paul George, EVP — HR

ATTEST:

/s/  Stacy Papadopoulos

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